UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest reported event): June 1, 2004


                                    YP CORP.
               (Exact name of registrant as specified in charter)


             NEVADA                     000-24217                85-0206668
(State or other jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


4840 EAST JASMINE STREET, SUITE 105, MESA, ARIZONA                  85205
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code:  (480) 654-9646


                                  YP.NET, INC.
                                  (former name)

ITEM 7.   EXHIBITS.

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EXHIBIT NO.  ITEM
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99.1         Press Release titled "YP Corp. Retains
             Investment Banker to Explore Strategic
             Options"
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ITEM 9.   REGULATION FD DISCLOSURE

     On June 1, 2004, YP Corp. ("YP") announced that its Board of Directors (the "Board") had decided to explore various strategic alternatives to maximize shareholder value, including a possible sale of YP. In that connection, the Board has retained MAR &Associates, Inc. as its financial advisor. MAR &Associates, Inc. currently provides the Company with CFO services through MAR's president, David Iannini. As a result of this engagement, MAR & Associates will begin transitioning out of the CFO position and, in addition, to providing strategic advisory services, will assist the Company in identifying a suitable candidate to fill the CFO position permanently. A copy of the press release of YP is attached to this report as Exhibit 99.1.

     This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   YP CORP.


Date:  June 1, 2004                By:  /s/ PETER BERGMANN
       ------------                   -----------------------------------
                                        Peter Bergmann
                                        Chief Executive Officer